SCHEDULE 14C
(Rule 14c-2)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

IGIA, INC.
(Name of Registrant as Specified in its Charter)

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IGIA, INC.
Suite 288
1173-A 2nd Avenue
New York, NY 10021

August __, 2008

Dear Stockholder:

The purpose of the enclosed Information Statement is to notify you that stockholders representing a majority of the outstanding voting interests of IGIA, Inc. (“we,” “our,” “us” or the “Company”) have approved in writing an amendment to the Company’s Certificate of Incorporation which increases our authorized capital from 1,000,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share, to 2,000,000,000 shares of common stock, no par value per share (“Common Stock”), and 1,000,000 shares of preferred stock, no par value per share (the “Amendment”).

This action was taken in connection with the issuance and sale by the Company of Callable Secured Convertible Notes in the aggregate principal amount of $100,000 (the “Convertible Notes”), pursuant to a Securities Purchase Agreement (the “Note Purchase Agreement”), dated as of July 15, 2008, by and among the Company the purchasers listed on the signature pages thereto (the “Note Purchasers”). The Company agreed to the Amendment, subject to approval by its stockholders, in order to induce the Note Purchasers to enter into the Note Purchase Agreement and purchase the Convertible Notes. Sale of the Convertible Notes will enable the Company to settle certain of its outstanding liabilities, thereby enhancing its financial condition. We believe the Amendment will also facilitate the future operations of the Company by enabling it to obtain financing which is not available under our current capital structure. Our Board of Directors unanimously approved the Amendment by written consent on July 9, 2008.

As of the close of business on July 9, 2008, the record date for shares entitled to notice of and to sign written consents in connection with the Amendment, there were 403,634,177 shares of Common Stock and 50,000 shares of our Series G Preferred Stock outstanding. Each share of Common Stock is entitled to one vote and each share of Series G Preferred Stock is entitled to 10,000 votes. The Common Stock and Series G Preferred Stock vote together as a single class. The holders of a majority of the outstanding voting interests of the Company approved the Amendment by written consent on July 9, 2008.

We are distributing this Information Statement in full satisfaction of our notification obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the Delaware General Corporation Law. We are not soliciting your proxy in connection with the adoption of the Amendment and proxies are not requested from stockholders. Pursuant to Rule 14c-2 under the Exchange Act, the Amendment will not become effective until it is filed with the Delaware Secretary of State, which filing will not occur before August __ , 2008, a minimum of 20 calendar days after the date the enclosed Information Statement has been mailed to our stockholders (the "Effective Date").

The Information Statement is being mailed on or about August __, 2008 to stockholders of record on July 9, 2008 (the "Record Date"). You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

By Order of the Board of Directors, Avi Sivan Chief Executive Officer

IGIA, INC.
Suite 288
1173-A 2nd Avenue
New York, NY 10021

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c) OF
THE SECURITIES EXCHANGE ACT OF 1934

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT SOLICITING YOUR VOTE OR PROXY IN CONNECTION WITH ANY OF THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

We are sending you this Information Statement to inform you that on July 9, 2008, certain principal stockholders of IGIA, Inc. (“we,” “our,” “us” or the “Company”), identified in the section entitled "Voting Securities and Principal Holders Thereof," holding an aggregate of 22,445,000 shares of Common Stock, par value $.001 per share, and 50,000 shares of Series G Preferred Stock, par value $.001 per share (the Series G Stock”), representing approximately 57.8% of the total issued and outstanding voting interests of the Company, adopted by written consent (the "Written Consent") an amendment to our Certificate of Incorporation (the “Amendment”) which increases our authorized capital from 1,000,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share, to 2,000,000,000 shares of common stock, no par value per share (“Common Stock”), and 1,000,000 shares of preferred stock, no par value per share.

The Amendment was approved by unanimous written consent of our Board of Directors on July 9, 2008. The Amendment will not become effective until it is filed with the Delaware Secretary of State, which filing will not occur before August __, 2008, a minimum of 20 calendar days after the date the enclosed Information Statement has been mailed to our stockholders (the "Effective Date").

This action was taken in connection with the issuance and sale by the Company of Callable Secured Convertible Notes in the aggregate principal amount of $100,000 (the “Convertible Notes”), pursuant to a Securities Purchase Agreement (the “Note Purchase Agreement”), dated as of July 15, 2008, by and among the Company the purchasers listed on the signature pages thereto (the “Note Purchasers”). The Company agreed to the Amendment, subject to approval by its stockholders, in order to induce the Note Purchasers to enter into the Note Purchase Agreement and purchase the Convertible Notes. Sale of the Convertible Notes will enable the Company to settle certain of its outstanding liabilities, thereby enhancing its financial condition.

This Information Statement is being mailed on or about August __, 2008 to stockholders of record on July 9, 2008 (the "Record Date"). You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are sending this Information Statement to you for informational purposes only. We are also distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Delaware General Corporation Law ("DGCL"). No additional action will be undertaken by the Company with respect to the receipt of written consents. There are no dissenters' rights under the DGCL afforded to the Company's stockholders as a result of the adoption of the Amendment.
STOCKHOLDERS ENTITLED TO VOTE AND
VOTE REQUIRED FOR APPROVAL

Holders of Common Stock and Series G Stock at the close of business on July 9, 2008, the record date for shares entitled to notice of and to sign written consents in connection with the Amendment, were entitled to vote. On July 9, 2008, we had 403,634,177 shares of Common Stock and 50,000 shares of Series G stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series G Stock is entitled to 10,000 votes. The Common Stock and Series G Stock vote together as a single class. The affirmative vote of the holders of shares possessing a majority of the outstanding voting power of the Company is required for approval of the Amendment. Principal stockholders who, as of the Record Date, held in excess of 50% of the outstanding voting power of the Company have approved the Amendment. As a result, the Amendment has been approved and neither a meeting of our stockholders nor additional written consents are required.

PRINCIPAL STOCKHOLDERS WHO CONSENTED TO THE AMENDMENT

The following table indicates the stockholders who have consented to the Amendment, in each case showing the number of shares of Common Stock and number of shares of Series G Stock owned, the percentage of each class of stock owned and the total number of votes such holder is entitled to cast:

Name/Address	Number of Shares of Common Stock	Percent of Class(1)	Number of Shares of Series G Stock	Percent of Class(2)	Total Number of Votes (3)	Percent of Votes (3)
Avi Sivan	9,947,500	2.46%	25,000	50%	259,947,500	28.74%
Prem Ramdanchani	12,497,500	3.1%	25,000	50%	262,497,500	29.0%
TOTAL	22,445,000	5.56%	50,000	100%	522,445,000	57.8%
(1) Based upon 403,634,177 shares outstanding as of July 2, 2008.
(2) Based upon 50,000 shares outstanding as of July 2, 2008.
(3) Based upon one vote per share of Common Stock and 10,000 votes per share of Series G Stock.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

Name	Age	Position
Avi Sivan	45	Chairman of the Board & Chief Executive Officer
Prem Ramdanchani	60	President, Interim Chief Financial Officer, Treasurer & Director
Yehiel Ben-Harush	39	Director

VOTING SECURITIES AND OWNERSHIP
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock and Series G Stock as of July 2, 2008 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our executive officers; and
•	our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person. The Series G Stock is not convertible into shares of Common Stock. Each share of Series G Stock in entitled to 10,000 votes and votes together with the Common Stock as a single class:

	Common Stock Beneficially Owned		Series G Stock Beneficially Owned(3)
Name/Address	Number	Percent	Number	Percent
Avi Sivan (1)	10,147,500(2)	2.5%	25,000	50%
Prem Ramdanchani (1)	12,697,500(2)	3.13%	25,000	50%
Yehiel Ben-Harush	100,000(2)	.02%	*	*
All Officers and Directors as a Group (3 Persons)	22,945,000(2)	5.66%	50,000	100%

(1)
Avi Sivan and Prem Ramchandani each pledged 9,947,500 shares of IGIA Common Stock and 25,000 shares of their IGIA Series G Preferred Stock to New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC in connection with the sale of an aggregate of $3,000,000 principal amount of Callable Secured Convertible Notes.

(2)	Includes options issued, which are exercisable immediately, as follows: Sivan - 200,000; Ramchandani - 200,000; and Ben-Harush - 100,000.
(3)	Shares of Series G Stock are not convertible to Common Stock and have no liquidation preference. The holders of the Series G Preferred Stock are entitled to 10,000 votes per share.

Capitalization

Our authorized capital presently consists of 1,000,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of July 2, the record date for those stockholders entitled to notice of and to vote on the Amendment, there were 403,634,177 shares of our Common Stock and 50,000 shares of Series G Preferred Stock outstanding. As a result of the Amendment, our authorized capital will consist of 2,000,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. The Amendment will not have any immediate effect on our stockholders.

THE PROPOSAL

The Proposal comprises the approval of an amendment to our Certificate of Incorporation to increase our authorized capital to 2,001,000,000 shares, comprised of 2,000,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share.

Certificate of Amendment

Pursuant to the approval of the Proposal, the following amendment to our Certificate of Incorporation shall be filed with the Delaware Secretary of State:

Article FOURTH of the Certificate of Incorporation shall be as amended by changing such Article to read as follows:

FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is two billion one million (2,001,000,000), of which two billion (2,000,000,000) shares shall be designated as Common Stock, no par value (“Common Stock”), and One Million (1,000,000) shares shall be designated as Preferred Stock, no par value (“Preferred Stock”). The Board of Directors is authorized, subject to limitations prescribed by law, top provide for the issuance of the authorized shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware to establish form time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates on or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

Purpose of the Amendment

The purpose of the Amendment is to enable the Company to perform its obligations under the Company’s outstanding secured callable convertible notes (the “Convertible Notes”) and to enable us to obtain additional debt financing. We are currently in default of interest payment and other obligations under the Convertible Notes and are accruing interest at the annual default rate of interest of 15%. The note holders have the right to deliver to us a written notice of default. In the event that the default is not cured within 10 days following such notice, the Convertible Notes shall become immediately due and payable at an amount equal to 130% of the outstanding principal plus amounts due for accrued interest and penalty provisions. As of February 28, 2007, we recorded the default payment of 130% of the outstanding principal.

As of July 15, we issued an additional $100,000 principal amount of callable secured convertible notes (the “New Notes” and, together with the Convertible Notes, the “Notes”) pursuant to the Note Purchase Agreement. The purpose of the Amendment is to induce the Note Purchasers to enter into the Note Purchase Agreement and purchase the New Notes.

The Notes are convertible into shares of our Common Stock at a conversion price equal to the lesser of (i) 20% of the market price of our Common Stock, determined as provided in the Notes and (ii) $.04. We are obligated under the terms of the Notes to keep reserved for issuance upon conversion of the Notes a sufficient number of shares of our Common Stock to allow for such conversion; the Amendment is necessary in order to create a sufficient number of authorized and unissued shares of Common Stock to comply with our obligations under the Notes.

Our Common Stock is currently trading at market prices below the par value of our Common Stock; accordingly, we cannot issue shares of Common Stock that will be fully paid and non-assessable upon conversion of the Notes at the currently applicable conversion price. The Amendment will change the par value of our Common Stock to no par value in order to enable us to issue fully paid and non-assessable shares of Common Stock upon conversion of the Notes in accordance with their terms.

The holders of at least a majority of the outstanding voting interests of the Company believe that it is advisable and in the best interests of the Company and its stockholders to approve the Amendment.

Attached as Exhibit A hereto and incorporated herein by reference is the text of the Amendment as approved by the holders of at least a majority of the outstanding voting interests of the Company. The increase in authorized shares and change in par value of the Common Stock will be effected by filing the Amendment with the Secretary of State of Delaware, which is expected to occur approximately 20 days after the mailing of this Information Statement. The increase in authorized shares and change in par value of the Common Stock will become effective upon such filing.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

EFFECT OF THE AMENDMENT

The increase in authorized shares and change in par value of our capital stock will not have any immediate effect on the rights of existing stockholders, other than the potential decrease in the existing stockholders’ current percentage equity that may result to the extent that the holders of the Notes choose to convert their Notes into Common Stock. The Board of Directors will, however, have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Restated Certificate of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE AMENDMENT

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. In addition, the Delaware General Corporation Law prohibits certain mergers, consolidations, sales of assets or similar transactions between a corporation on the one hand and another company which is, or is an affiliate of, a beneficial holder of 15% or more of that corporation’s voting power (defined as an “Interested Stockholder”) for three years after the acquisition of the voting power, unless the acquisition of the voting power was approved beforehand by the corporation’s board of directors or the transaction is approved by a majority of such corporation’s shareholders (excluding the Interested Stockholder). These provisions prohibiting Interested Stockholder transactions could also preserve management’s control of the Company.

The Board of Directors is not currently aware of any attempt to takeover or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

EFFECTIVE DATE

Under applicable federal securities laws, the Amendment cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company’s stockholders. The amendment will become effective upon filing with the Secretary of State of Florida. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement to the Company’s stockholders.

DISSENTERS’ RIGHTS OF APPRAISAL

The DGCL does not provide for dissenters’ or appraisal rights in connection with the increase of authorized shares or change in par value of the Company’s capital stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this Information Statement.

COSTS AND MAILING

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask all brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of the Common Stock who share the same address or household may not receive separate copies of this Information Statement. The Company will promptly deliver an additional copy of this Information Statement and the accompanying materials to a beneficial holder at a shared address upon written or oral request. A beneficial holder who wishes to receive a separate copy, or holders sharing an address who are currently receiving multiple copies and wish to receive a single copy of this Information Statement or future proxy materials should submit a written request to Prem Ramdanchani, IGIA, Inc., Suite 288, 1173-A 2nd Avenue, New York, NY 10021 or call (646) 734-4440.

By Order of the Board of Directors, Avi Sivan Chief Executive Officer
Dated: August __, 2008

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
IGIA, INC.

IGIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation"), does hereby certify:

FIRST:  The name of the Corporation is IGIA, Inc. The corporation was originally incorporated under the name “Quasar Projects Company.”

SECOND: That by the unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declared such amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be changed to read as follows:

FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is two billion one million (2,001,000,000), of which two billion (2,000,000,000) shares shall be designated as Common Stock, no par value (“Common Stock”), and One Million (1,000,000) shares shall be designated as Preferred Stock, no par value (“Preferred Stock”). The Board of Directors is authorized, subject to limitations prescribed by law, top provide for the issuance of the authorized shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware to establish form time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates on or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

THIRD: That, in lieu of a meeting and vote of stockholders, the holders of a majority of the outstanding shares of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:   That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Avi Sivan, its Chief Executive Officer, this __ day of August, 2008.

/s/ Avi Sivan_________________ Avi Sivan, Chief Executive Officer